Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated November 24, 2020 with respect to the audited consolidated financial statements of Building DreamStar Technology Inc. for the years ended December 31, 2019 and 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 25, 2021